Exhibit 10.3

Purchase Agreement

THIS PURCHASE AGREEMENT is entered into as of the 2nd day of May, 2014, by and between EnzymeBioSystems (“ENZB”), a Nevada Corporation, and Berkeley Clinic, LP (“Berkeley”), an Arizona Limited Liability Company (collectively referred to herein as the "Parties").

RECITALS

WHEREAS, on or about January 28, 2011, Berkeley entered into a Exclusive Technology License and Patents Agreement ("ETLPA") ENZB;

WHEREAS, under the terms of this ETLPA Agreement, Berkeley purchased fifty (50) percent ownership and one million Series A Preferred shares of EnzymeBioSystems and received 50% of all rights, title and interest in all patents, both U.S. and foreign, as well as any technology developed by ENZB, in exchange for One Hundred Fifty Thousand ($150,000) Dollars;

WHEREAS, Berkeley desires to sell all of its patent and technology rights to ENZB, and EZNB desires to purchase these patent and technology ownership rights from Berkeley;

WHEREAS, On or about April 26, 2013, Berkeley purchased 14,000,000 restricted common shares in a private transaction from the two founders of the Company; and

WHEREAS, Berkeley desires to sell 11,000,000 shares of its restricted common stock to ENZB in exchange for cash and voting preferred shares.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which are hereby acknowledged, the Parties hereby agree to the following.

1. Purchase and Delivery.

1.1 Purchase Price. Berkeley agrees to sell, transfer and deliver to ENZB all of its ownership rights, title and interest in all patents, both U.S. and foreign, and its rights to any technology developed by ENZB, and sell 11,000,000 unregistered restricted ENZB common shares in exchange for 4,000,000 Series A Preferred shares and $438,000 USD (“Purchase Price").

1.2 Series A Preferred Shares. The ENZB Series A Preferred Shares, are non-convertible shares that have voting rights that carry a voting weight equal to ten (10) Common Shares.

1.3 Delivery. Berkeley will deliver to EZNB a share certificate representing 11,000,000 restricted common shares of ENZB with a notarized signature and provide the appropriate stock power authorizing the transfer of said certificate.

2. Representations and Warranties of Berkeley. In order to induce the ENZB to enter into this Agreement and complete its transactions contemplated hereunder, Seller represents and warrants to ENZB that:

2.1 Berkeley has good and sufficient power, authority and capacity to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein, and this agreement will not violate any other agreement or instrument to which Berkeley is a party or by which Berkeley is bound.

2.2 The execution and delivery of this Agreement have been duly and validly authorized, and all necessary action has been taken to make this Agreement a legal, valid and binding obligation of Berkeley, enforceable in accordance with its terms.

3. Representations and Warranties of the ENZB. In order to induce the Berkeley to enter into this Agreement and complete its transactions contemplated hereunder, EZNB represents and warrants to Seller that:

3.1 ENZB is a publically traded company on the OTC-BB under the stock symbol: ENZB

3.2 ENZB has good and sufficient power, authority and capacity to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein, and this agreement will not violate any other agreement or instrument to which ENZB is a party or by which ENZB is bound.

3.3 The execution and delivery of this Agreement have been duly and validly authorized, and all necessary action has been taken to make this Agreement a legal, valid and binding obligation of ENZB, enforceable in accordance with its terms.

4. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

5. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by Buyer and Seller.

6. Waiver of Compliance; Consents.

6.1 Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

6.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

7. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

8. Attorneys’ Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

9. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day that is not a Saturday, Sunday or legal holiday.

10. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEVADA. THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN NEVADA.

11. Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of this Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

12. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

13. Confidentiality. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures as it reasonably considers are required by law or necessary to obtain financing. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to, financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation.

14. Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys’ fees).

15. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same. Facsimile copies may act as originals.

IN WITNESS HEREOF, the parties have duly executed this Agreement as of the date written herewith.

EnzymeBioSystems

By: _/s/ Anushavan Yeranosyan__________

Name: Anushavan Yeranosyan

Principal Accounting Officer

Berkeley Clinic, LP

By: _/s/ T. J. Jesky_____________________

T. J. Jesky